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                                                                   EXHIBIT 10.18

                                            Pubco Common Stock Lock-up Agreement

LOCK-UP AGREEMENT REGARDING THE ISSUANCE OF PUBCO MERGER SHARES
PRESBY CORP SERIES C PREFERRED STOCK

     Presby Corp ("Presby" or the "Company") plans to enter into a reverse merger transaction (the "Reverse Merger") with a publicly-traded company, concurrent with a private placement of equity securities (the "Funding Transactions"). The public-traded company, which is called ("Pubco") for purposes of this letter, will then succeed to and operate the eyecare surgical products business of Presby under the current management of Presby. We expect to close these Funding Transactions within the next several weeks. Pubco is not identified at this time due to securities regulations regarding knowledge of upcoming transactions involving public-traded securities. You are a current holder of shares of Presby stock, and if we are successful in closing the Funding Transactions, you will receive common stock of Pubco ("Pubco Merger Shares") in exchange for your stock in Presby.

     The undersigned, _______________________________________hereby agrees not to, directly or indirectly, (1) publicly sell, contract to sell or otherwise transfer any of the Pubco Merger Shares beneficially owned by you or (2) privately sell, contract to sell or otherwise transfer (unless the proposed transferee agrees to be bound by the restrictions on transfer contained herein) any of the Pubco Merger Shares beneficially owned by you; provided, however, that following one year after the effective date of the Registration Statement covering the Pubco Merger Shares, you may transfer your Pubco Merger Shares, publicly or otherwise, at a rate of nine percent (9%) of the Pubco Merger Shares beneficially owned by you (calculated at the date of the closing of the Funding Transactions) per month, subject to applicable securities laws. You will no longer be bound by the terms of this lock-up letter following two years after the date of closing of the Reverse Merger.

     Pubco, acting with the consent of the placement agents and financial advisors, may waive any provision of this lock-up letter without notice to any third party.

     If you do not execute and return this lock-up letter to the Company on or before February 26, 2003, the Company may not be able to consummate the Funding Transactions. If the Funding Transactions are consummated notwithstanding your failure to execute and return this lock-up letter to the Company, you will not be entitled to include any of your Pubco Merger Shares in the Registration Statement.

     By signing and returning this letter in the manner indicated below, you further (i) represent and consent that you have full power and authority to enter into this lock-up letter, and that, upon request, you will execute any additional documents necessary or desirable in connection with this lock-up letter and its enforcement; and (ii) understand that this lock-up letter is irrevocable by you, all authority herein conferred by you or agreed to be conferred by you shall survive your death or incapacity, and any of your obligations hereunder shall be binding on you and your heirs, personal representatives, successors and assigns.

     In order to enable the aforesaid covenant to be enforced, you hereby consent to the placing of a legend and/or stop-transfer order with the transfer agent of Pubco Common Stock with respect to any of the Pubco Merger Shares registered in your name or beneficially owned by you.

     Whether or not the Funding Transactions actually occur depends on a number of factors. Notwithstanding the foregoing, the terms of this lock-up letter will expire on March 31, 2003 in the event that the Funding Transactions are not consummated on or before such date.

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                                            Pubco Common Stock Lock-up Agreement

          Accordingly, to evidence your agreement to the terms hereof, please date, sign and return this lock-up letter to the Company by courier, Federal Express or fax no later than the close of business on February 26, 2003. The Company's fax number is 214-368-0332. If you return your signed lock-up letter to the Company by fax, please promptly mail the executed copy of the lock-up letter to the Company.


Acknowledged and Agreed
this __ day of February 2003


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By:


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Name;


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Entity (if any):


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Title (if Shares held by Entity):

         RETURN TO THE COMPANY BY FAX: 214/368-0332

         OR BY FEDERAL EXPRESS OR COURIER:

                        Presby Corp
                        10300 North Central Expressway
                        Suite 104
                        Dallas, Texas  75231
                        Attention: Mark A. Cox, Vice President

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